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                                                                     Exhibit 5.1


                                BAKER & HOSTETLER
                              1900 E. NINTH STREET
                            CLEVELAND, OH 44114-3485




                                October 24, 1996




Unifrax Investment Corp.
2351 Whirlpool Street
Niagra Falls, New York 14305

         Re: Registration Statement on Form S-1 with respect to $100,000,000 aggregate principal amount of Senior Notes due 2003 of Unifrax Investment Corp.

Dear Sirs:

                  We have acted as counsel to Unifrax Investment Corp., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-1 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), relating to the proposed public offering of up to $100,000,000 aggregate principal amount of the Company's Senior Notes due 2003 (the "Securities") to be issued under an Indenture between the Company and PNC Bank, National Association, as trustee (the "Indenture").

                  We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary for the purposes of rendering this opinion including, without limitation, copies of resolutions adopted by the Board of Directors, the Certificate of Incorporation and By-Laws, of the Company, the Indenture (including the form of the Securities), and the form of Underwriting Agreement filed as exhibits to the Registration Statement. In our examination, we have assumed that the Indenture has been duly executed and delivered.

                  Based upon the foregoing, we are of the opinion that:

                  When (a) the Securities in substantially the form filed as part of Exhibit 4.1 to the Registration Statement shall have been duly executed and authenticated in accordance with the terms of the Indenture, (b) the Indenture shall have been qualified under the Trust Indenture Act of 1939 and
(c) the Securities shall have been issued and sold as described in the Registration
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Unifrax Investment Corp.
October 24, 1996
Page 2


Statement in accordance with the terms and conditions of the Underwriting Agreement substantially in the form of Exhibit 1.1 to the Registration Statement with the blanks appropriately filled in, and in a manner contemplated in the Registration Statement, the Securities will be duly authorized and valid and binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors' rights generally or by general principles of equity.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under "Legal Matters" in the prospectus included in the Registration Statement.


                                                     Very truly yours,



                                                     /s/ Baker & Hostetler
                                                     __________________________